UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 3, 2005

MKS Instruments, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

90 Industrial Way, Wilmington, Massachusetts		01887
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-284-4044

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2005, MKS Instruments, Inc. and its subsidiary, Applied Science and Technology, Inc. (collectively, "MKS") and Advanced Energy Industries, Inc. ("Advanced Energy") executed a Settlement Agreement in connection with the patent infringement suit MKS had brought against Advanced Energy in federal district court in Delaware. Pursuant to the Settlement Agreement, Advanced Energy has paid MKS $3 million in cash. In addition, the parties have stipulated to a final judgment of infringement and an injunction prohibiting Advanced Energy from making, using, selling, offering to sell, or importing into the United States its Rapid, Rapid FE, Rapid OE, Xstream products.

A copy of the Settlement Agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Settlement Agreement, dated October 3, 2005, by and among MKS Instruments, Inc., Applied Science and Technology, Inc. and Advanced Energy Industries, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

October 6, 2005	By:	Ronald C. Weigner

Name: Ronald C. Weigner
Title: Vice President & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Settlement Agreement, dated October 3, 2005, by and among the Registrant, Applied Science and Technology, Inc. and Advanced Energy Industries, Inc.